UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   SEPTEMBER 19, 2012

CONSOLIDATED GRAPHICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS	001-12631	76-0190827
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

5858 WESTHEIMER, SUITE 200

HOUSTON, TEXAS 77057

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 787-0977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 —   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 19, 2012, upon the recommendation of the Compensation Committee of Consolidated Graphics, Inc. (the “Company”) and approval of the Company’s Board of Directors, the Company and Jon C. Biro entered into a new Employment Agreement with the Company to continue serving as the Executive Vice President - Chief Financial and Accounting Officer of the Company, as well as a new Change in Control Agreement.  The term of the employment agreement expires on September 19, 2017, and will automatically renew for successive one year periods unless either party elects not to renew same. Under its terms, Mr. Biro is entitled to receive an annual base salary of $325,000 (retroactive to September 1, 2012) and is eligible to receive an annual discretionary bonus of up to $200,000 per annum.  Mr. Biro’s Employment Agreement also contains restrictions on his ability to compete or interfere with the business of the Company during the employment period and for certain periods thereafter.  If Mr. Biro is terminated without “cause” or he resigns for “good reason”, as such terms are defined therein, Mr. Biro is entitled to receive a lump sum payment equal to his annual base salary plus an amount equal to the highest cash incentive payment made to him during his employment with the Company, as well as welfare benefits for a period of one year following the date of termination.

In addition, the Compensation Committee awarded Mr. Biro a stock option award under the Company’s Amended and Restated Long-Term Incentive Plan to purchase 100,000 shares of Common Stock at an exercise price of $28.85 per share (the closing price of our common stock on the date of grant), subject to vesting at equal annual installments over a five year period.

Under the terms of the new Change in Control Agreement, if at any time during the two-year period following a “change in control” (as defined therein) of the Company, Mr. Biro dies, is terminated without “cause” (as defined therein) or resigns under certain circumstances, then he (or his estate in the event of death) will be entitled to receive a lump sum payment equal to two times the sum of his annual base salary plus an amount equal to the highest cash incentive payment made to him during his employment with the Company.  Mr. Biro would also continue to receive any employee welfare benefits he was receiving prior to such time for the remaining portion of the two-year period following a change in control.  Additionally, any unvested equity-based compensation held by Mr. Biro will become fully vested and immediately exercisable or convertible, as the case may be, upon the occurrence of a change in control of the Company.

Neither of these agreements contain “gross-up” payments to reimburse Mr. Biro for any excise taxes imposed by Section 4999 of the Internal Revenue Code in connection with any change in control payment payable to him. Mr. Biro’s prior agreements did contain such a provision.

The summaries of Mr. Biro’s new Employment Agreement and Change in Control Agreement are qualified in their entirety by the actual terms of such agreements, which are filed herewith as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

ITEM — 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  EXHIBITS

The following exhibit is filed herewith:

10.1  Employment Agreement dated September 19, 2012 between Jon C. Biro and the Company.

10.2  Change in Control Agreement dated September 19, 2012 between Jon C. Biro and the Company.

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

By:	/s/ Jon C. Biro

Jon C. Biro
Executive Vice President – Chief Financial and Accounting Officer

Date: September 25, 2012

Exhibit Index

Exhibit Number	Description

10.1	Employment Agreement dated September 19, 2012 between Jon C. Biro and the Company.

10.2	Change in Control Agreement dated September 19, 2012 between Jon C. Biro and the Company.